Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$69,360,500
Unrealized Gain (Loss) on Market Value of Futures	(32,325,460)
Interest Income	41,039
ETF Transaction Fees	12,000
Total Income (Loss)	$37,088,079

Expenses
Investment Advisory Fee	$639,040
Non-interested Directors' Fees and Expenses	240,680
Tax Reporting Fees	150,000
Brokerage Commissions	119,400
NYMEX License Fee	34,012
Audit Fees	13,151
SEC & FINRA Registration Fees	7,500
Legal Fees	938
Total Expenses	$1,204,721
Net Gain (Loss)	$35,883,358

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/10	$1,704,818,772
Additions (3,000,000 Units)	122,291,223
Withdrawals (3,000,000 Units)	(123,546,727)
Net Gain (Loss)	35,883,358

Net Asset Value End of Period	$1,739,446,626
Net Asset Value Per Unit (42,000,000 Units)	$41.42

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502